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                                                                   EXHIBIT 23(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



We consent to the reference to our firm under the heading "Legal Matters" in the Prospectuses filed as part of the Registration Statement on Form S-3 for certain modified guaranteed annuity contracts issued by Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                          SUTHERLAND ASBILL & BRENNAN LLP



                                          By: /s/ KIMBERLY J. SMITH

                                            ------------------------------------

                                              Kimberly J. Smith



Washington, D.C.


April 5, 2000